Exhibit 99.1.

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
February 22, 2019	CONTACT BENJAMIN BOCHNOWSKI
(219) 853-7575

NORTHWEST INDIANA BANCORP

DECLARES FIRST QUARTER DIVIDEND

Munster, Indiana - - NorthWest Indiana Bancorp, the parent company for Peoples Bank, today announced that the Board of Directors of the Bancorp declared a dividend of $0.30 per share payable on April 5, 2019, with a record date of March 29, 2019.

About NorthWest Indiana Bancorp

NorthWest Indiana Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 22 locations in Lake and Porter Counties in Northwest Indiana and South Suburban Chicagoland. NorthWest Indiana Bancorp’s common stock is quoted on the OTC Pink Marketplace and the OTC Bulletin Board under the symbol NWIN. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and NorthWest Indiana Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of NWIN. For these statements, NWIN claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.